Exhibit 99.1

DPW Holdings Provides COVID-19 Business Update

Newport Beach, CA, March 18, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”), is providing an update relating to the impact that the coronavirus disease (“COVID-19”) is having on its business.

Updates by business unit are as follows:

•	DPW Holdings’ corporate headquarters, located in Newport Beach, CA, has begun working remotely, based on the occupancy and social distancing order from the Orange County Health Officer (http://www.ochealthinfo.com/phs/about/epidasmt/epi/dip/prevention/novel_coronavirus). The headquarters staff has tested the secure remote access systems and technology infrastructure to adjust working arrangements for its employees and believes it has adequate internal communications system and can remain operational with a remote staff.

•	Coolisys Technologies Corp. (“Coolisys”), located in Fremont, CA, has temporarily suspended operations as a result of the Alameda County Public Health Department’s order to cease all activities at facilities located within the County.

•	The I.AM Prep Kitchen restaurants, located in San Diego, CA, have temporarily suspended operations to protect the health and safety of their customers, employees and the communities they serve.

•	Microphase Corporation, located in Shelton, CT, has developed an emergency plan to ensure that its mission critical manufacturing and logistical functions are up and running. Microphase has implemented additional steps to ensure a higher level of cleanliness in its facility. Employees at greater risk of major health issues from COVID-19 are not required to work on site. The crisis management team meets regularly to monitor the situation, and modifies and communicates the plan as the need arises. Once the COVID-19 crisis has passed, the team will work on transitioning Microphase back to normal operations.

•	Gresham Power Electronics Limited, located in Salisbury, UK, will temporarily suspend operations on Thursday, March 19, 2020.

•	Enertec Systems 2001 Ltd., located in Karmiel, Israel, has been granted a waiver by the Israeli government to remain open to complete key projects that impact national security. Approximately 50% of the Enertec workforce is working remotely.

•	Digital Farms’ cryptocurrency mining operations have been suspended indefinitely, primarily due to the sharp decline in the market price for Bitcoin (BTC).

2020 Targets Suspended

Due to the unprecedented market conditions domestically and internationally, and the effect COVID-19 has had and will continue to have on the Company’s operations and financial performance, the extent of which is not currently known, the Company is temporarily suspending guidance for 2020. The Company will monitor the situation rigorously and provide business updates as circumstances warrant and resume providing guidance on the Company’s business when management believes that such information would be both reliable and substantively informative.

DPW’s CEO and Chairman, Milton “Todd” Ault, III said, “The health, safety and well-being of our employees and customers remain our top priority as the impact of COVID-19 continues to rapidly evolve. We are closely monitoring the situation and following all guidance from the CDC and federal, state and local authorities, and we continue to take measures to ensure our team and customers are safe.”

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, crypto-mining, and textiles. In addition, the Company owns a select portfolio of commercial hospitality properties and extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235